As filed with the Securities and Exchange Commission on May 18, 2005

Registration Statement No. 333-67428

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1 to

FORM S-3

REGISTRATION STATEMENT

Under

The Securities Act of 1933

MetaSolv, Inc.

(Exact name of registrant as specified in its charter)

Delaware	75-2912166
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5556 Tennyson Parkway

Plano, Texas 75024

(972) 403-8300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

T. Curtis Holmes, Jr.

President and Chief Executive Officer

MetaSolv, Inc.

5556 Tennyson Parkway

Plano, Texas 75024

(972) 403-8300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies To:

Jonathan K. Hustis General Counsel MetaSolv, Inc. 5556 Tennyson Parkway Plano, Texas 75024 (972) 403-8300	Jeffrey A. Chapman Vinson & Elkins L.L.P. 3700 Trammell Crow Center 2001 Ross Avenue Dallas, TX 75201-2975 (214) 220-7700

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 to our Registration Statement on Form S-3 (No. 33-67428) (the “Registration Statement”), filed on August 13, 2001, as amended by Amendment No. 1 filed September 14, 2001, and subsequently declared effective by the U.S. Securities and Exchange Commission, deregisters certain of our common stock, $.005 par value per share (the “Common Stock”). We have previously registered, pursuant to the Registration Statement, up to 366,666 shares of Common Stock. We are filing this Post Effective Amendment No. 1 to deregister 23,273 shares of Common Stock registered by the Registration Statement that remain unsold.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Plano, State of Texas, on May 18, 2005.

METASOLV, INC.

By:	/s/ T. Curtis Holmes, Jr.
T. Curtis Holmes, Jr.
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ T. Curtis Holmes, Jr. T. Curtis Holmes, Jr.	President, Chief Executive Officer (Principal Executive Officer) and Director	May 18, 2005

/s/ Glenn A. Etherington Glenn A. Etherington	Chief Financial Officer (Principal Financial and Accounting Officer)	May 18, 2005

/s/ John E. Berndt John E. Berndt	Chairman of the Board	May 18, 2005

/s/ Laurence J. Bouman Laurence J. Bouman	Director	May 18, 2005

/s/ Royce J. Holland Royce J. Holland	Director	May 18, 2005

/s/ Terry L. Scott Terry L. Scott	Director	May 18, 2005

/s/ John W. White John W. White	Director	May 18, 2005